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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of our report dated June 25, 1999, relating to the financial statements of American Energy Services, Inc. (the "Company") for the years ended February 28, 1999 and 1998, which appears on page F-1 of the Company's Annual Report on Form 10-KSB for the year ended February 28, 1999, and to the reference of our firm under the caption "Experts" in the Prospectus.

/s/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.


Houston, Texas
May 25, 2000